Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K of Nash Finch Company, (the “Company”) for the period ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ron Marshall, Chief Executive Officer and LeAnne M. Stewart, Senior Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:

(1)                    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:    March 2, 2005

By:	/s/ Ron Marshall
Name: Ron Marshall
Title: Chief Executive Officer

By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Senior Vice President and Chief Financial Officer